Exhibit 10.3
This SUPPLEMENT NO. 1 dated as of July 23, 2019 (this “Supplement”), is delivered in connection with (a) the Security Agreement dated as of October 2, 2018 (as amended, restated or otherwise modified from time to time, the “Security Agreement”), among Basic Energy Services, Inc., a Delaware corporation (the “Borrower”), certain subsidiaries of the Borrower (such subsidiaries together with the Borrower, the “Debtors”) and Bank of America, N.A. (“Bank of America”), as administrative agent (in such capacity, the “Administrative Agent”) for the benefit of the holders of the Secured Obligations (as defined therein) and (b) the Guaranty dated as of October 2, 2018 (as amended, restated or otherwise modified from time to time, the “Guaranty”) made by the Debtors other than the Borrower (the “Guarantors”) for the benefit of the Administrative Agent and the Lenders.
Reference is made to the ABL Credit Agreement dated as of October 2, 2018 (as amended, restated or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, the lenders from time to time party thereto (the “Lenders”) and the Administrative Agent. Pursuant to the Guaranty, the Guarantors have agreed to guarantee, among other things, the full payment and performance of all of the Borrower’s obligations under the Credit Agreement.
The Debtors have entered into the Security Agreement and the Guarantors have entered into the Guaranty as a condition precedent to the effectiveness of the Credit Agreement or the amendment thereof. Section 7.12 of the Security Agreement and Section 19 of the Guaranty provide that additional Subsidiaries of the Borrower may become Debtors under the Security Agreement and Guarantors under the Guaranty by execution and delivery of an instrument in the form of this Supplement. Each of the undersigned Subsidiaries (each a “New Debtor” and collectively the “New Debtors”) is executing this Supplement in accordance with the requirements of the Credit Agreement to become a Debtor under the Security Agreement and a Guarantor under the Guaranty.
Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Security Agreement, the Guaranty, and the Credit Agreement.
Accordingly, the Administrative Agent and each New Debtor agree as follows:
SECTION 1. In accordance with Section 7.12 of the Security Agreement, each New Debtor by its signature below becomes a Debtor under the Security Agreement with the same force and effect as if originally named therein as a Debtor, and each New Debtor hereby (a) agrees to all the terms and provisions of the Security Agreement applicable to it as a Debtor thereunder and (b) represents and warrants that the representations and warranties made by it as a Debtor thereunder are true and correct in all material respects on and as of the date hereof. The Schedules to the Security Agreement are hereby supplemented by the Schedules attached hereto with respect to each New Debtor. In furtherance of the foregoing, each New Debtor, as security for the payment and performance in full of the Secured Obligations (as defined in the Security Agreement), does hereby create and grant to the Administrative Agent, for the benefit of the holders of the Secured Obligations, a security interest in and lien on all of such New Debtor’s right, title and interest in and to the Collateral of such New Debtor. Each reference to a “Debtor” in the Security Agreement shall be deemed to include the New Debtors.
SECTION 2. In accordance with Section 19 of the Guaranty, each New Debtor by its signature below becomes a Guarantor under the Guaranty with the same force and effect as if originally named therein as a Guarantor, and each New Debtor hereby (a) agrees to all the terms and provisions of the Guaranty applicable to it as a Guarantor thereunder and (b) represents and warrants that the representations and warranties made by it as a Guarantor thereunder are true and correct on and as of the date hereof. Each reference to a “Guarantor” in the Guaranty shall be deemed to include the New Debtors.
SECTION 3. Each New Debtor represents and warrants to the Administrative Agent that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.
SECTION 4. This Supplement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by telecopy), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.
SECTION 5. Except as expressly supplemented hereby, the Security Agreement and the Guaranty shall remain in full force and effect.
SECTION 6. THIS SUPPLEMENT SHALL BE GOVERNED BY, AND INTERPRETED AND CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY, THE LAW OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

SECTION 7. All communications and notices to any New Debtor under the Security Agreement or the Guaranty shall be in writing and given as provided in Section 7.2 of the Security Agreement to the address for such New Debtor set forth under its signature below.
SECTION 8. Each New Debtor agrees to reimburse the Administrative Agent for its reasonable out-of-pocket expenses in connection with this Supplement, including the reasonable fees, other charges and disbursements of counsel for the Administrative Agent.

IN WITNESS WHEREOF, each New Debtor and the Administrative Agent have duly executed this Supplement to the Security Agreement as the day and year first above written.

AGUA LIBRE HOLDCO LLC, a Delaware
limited liability company.
BY: /s/T. M. "Roe" Patterson
NAME: T. M. "Roe" Patterson
Title: President and Chief Executive Officer
Address: 801 Cherry street, Suite 2100, Fort
Worth, TX 76102

AGUA LIBRE ASSET CO LLC, as a Debtor
limited liability company.
BY: /s/T. M. "Roe" Patterson
NAME: T. M. "Roe" Patterson
Title: President and Chief Executive Officer
Address: 801 Cherry street, Suite 2100, Fort
Worth, TX 76102

AGUA LIBRE MIDSTREAM LLC, a Delaware
limited liability company.
BY: /s/T. M. "Roe" Patterson
NAME: T. M. "Roe" Patterson
Title: President and Chief Executive Officer
Address: 801 Cherry street, Suite 2100, Fort
Worth, TX 76102

BANK OF AMERICA. N.A., as Administrative
Agent
BY: /s/Tanner Pump
NAME: Tanner Pump
Title: Senior Vice President

Supplemental Schedules
to the Security Agreement

SCHEDULE 3.3
ORGANIZATION & LOCATION INFORMATION

Debtor	Jurisdiction & Type of Organization	Organizational ID#	Chief Executive Office, Sole Place of Business or Principal Residence
Agua Libre Holdco LLC	Delaware limited liability company	7461954	801 Cherry Street, Suite 2100, Fort Worth, TX 76102
Agua Libre Asset Co LLC	Delaware limited liability company	7461956	801 Cherry Street, Suite 2100, Fort Worth, TX 76102
Agua Libre Midstream LLC	Delaware limited liability company	7461947	801 Cherry Street, Suite 2100, Fort Worth, TX 76102

SCHEDULE 3.4
CERTAIN COLLATERAL

Nothing to disclose.

SCHEDULE 3.5
PLEDGED INSTRUMENTS

Nothing to disclose.

SCHEDULE 3.7
BANK ACCOUNTS

Nothing to disclose.